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LOAN NO. C-332628

                       ENVIRONMENTAL INDEMNITY AGREEMENT

     THIS ENVIRONMENTAL INDEMNITY AGREEMENT is entered into as of October 24, 2001 by the undersigned ("Indemnitors") in favor of The Northwestern Mutual Life Insurance Company ("Northwestern") and the other Indemnified Parties referred to herein.

                                    RECITALS

     A. Northwestern is contemporaneously herewith making a loan (the "Loan") to Next Level Communications, Inc., a Delaware corporation ("Borrower") secured or to be secured by a Mortgage, Deed to Secure A Debt or Deed of Trust and Security Agreement from Borrower in favor of Northwestern (the "Lien Instrument") on the fee title and/or leasehold interest in the Property described in Exhibit "A" attached hereto (the Lien Instrument and all other agreements, certificates and documents (as they may be amended from time to time) at any time executed by or for the benefit of Borrower in connection with the Loan, other than this Environmental Indemnity Agreement, hereinafter, collectively, the "Loan Documents").

     B. In order to induce Northwestern to make the Loan, Indemnitors have agreed to execute and deliver this Environmental Indemnity Agreement.

     C. Each of the Indemnitors has a substantial direct or indirect interest in the Property, financial or otherwise.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby agree and covenant for the benefit of Northwestern and the other Indemnified Parties as follows:

     1. The following definitions shall apply to this Environmental Indemnity
Agreement:

        (a) "Environmental Activity or Condition" means the presence, use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or transportation of any Hazardous Substance on, onto, in, under, over or from the Property or the violation of any Environmental Law because of the condition of, or activity on, the Property.

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        (b) "Environmental Law" means all law relating to hazardous waste, chemical substances or mixtures or hazardous, toxic, dangerous or unhealthy substances or conditions or relating to the interaction of the use or ownership of property and the environment, whether such law is: (i) criminal or civil,
(ii) federal, state or local, (iii) statutory, common law or administrative regulation, or (iv) currently in effect or enacted in the future.

        (c) "Hazardous Substance" means any substance which (i) is designated or characterized as hazardous, toxic or dangerous or similarly designated or characterized under any Environmental Law, (ii) is regulated under any Environmental Law or by any governmental or quasi-governmental agency, or (iii) could be a hazard to health, safety or property values. Without limiting the foregoing, Hazardous Substances shall include underground storage tanks and the contents thereof, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, dioxins and petroleum products.

        (d) "Property" means the property described in Exhibit "A" attached hereto, including the soil, surface water, ground water, air and improvements on, beneath or above such property.

     2. Indemnitors hereby agree to indemnify, defend and hold Northwestern and its wholly-owned affiliates and their respective trustees, officers, policyholders, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees, (collectively, "Damages") suffered or incurred by any of the Indemnified Parties as a result of any Environmental Activity or Condition which would not have been suffered or incurred if Northwestern had not made the Loan; provided that Indemnitors shall have no liability for Damages arising from or caused by the negligence or willful misconduct of any Indemnified Party or any of its employees. The liability of Indemnitors as set forth in the preceding sentence includes, without limitation, the following:

        (a) Any costs of, or liability for, i nvestigation, cleanup, removal, treatment, remediation or monitoring of any Hazardous Substance;

        (b) Any damages resulting from the diminution in value or unmarketability of the Property or any other property caused by such Environmental Activity or Condition;

        (c) Any consequential or punitive damages suffered or incurred by any of the Indemnified Parties as a result of such Environmental Activity or Condition;

        (d) Any fines, penalties, assessments, judgments or other liabilities resulting from any claim, judgment or finding concerning the violation of any Environmental Law; and

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        (e) Any amounts expended by any of the Indemnified Parties in good faith to settle or compromise any claim or allegation of liability covered by this Environmental Indemnity Agreement, provided that so long as the Specified Conditions (defined below) are satisfied, the Indemnified Parties shall not settle or compromise any such claims or allegations without the prior written consent of the Indemnitors, which consent shall not be unreasonably withheld or delayed.

The liability of Indemnitors hereunder shall continue, without reduction or change, upon and subsequent to Northwestern becoming owner of the Property through foreclosure, deed-in-lieu of foreclosure or otherwise, excepting only Damages resulting from actions taken either by Northwestern, by successive owners of the Property acquiring title from or through Northwestern or by those contracting with Northwestern or any such successive owner, subsequent to Northwestern becoming owner of the Property; provided, however, that Indemnitors shall nonetheless be responsible for the actions of any party investigating or cleaning up Hazardous Substances, whether or not contracted for by Northwestern, if Indemnitors are otherwise liable hereunder or otherwise for such investigation or clean up. The liability of Indemnitors hereunder shall not be reduced or otherwise affected by any Environmental Activity or Condition occurring or existing prior to Northwestern becoming owner of the Property even if caused in whole or part by a predecessor in title, tenant, trespasser or other third person, whether on or off of the Property.

     3. The liability of Indemnitors under this Environmental Indemnity Agreement (i) shall not be subject to any limitations on liability set forth in any of the documents evidencing the Loan, and (ii) shall be an unsecured obligation of Indemnitors to each of the Indemnified Parties, notwithstanding the terms of the Lien Instrument or any other agreement.

     4. Without limitation, the obligations and liability of any Indemnitor under this Environmental Indemnity Agreement shall in no way be waived, released, discharged, reduced, mitigated or otherwise affected by:

        (a) The repayment of the Loan and/or the satisfaction or release, invalidity, defect or deficiency of the Lien Instrument or any other Loan Document, and notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Borrower, any other Indemnitor or any guarantor of the Loan; or

        (b) Any neglect, delay or forbearance of Northwestern in demanding, requiring or enforcing payment of the indemnity due hereunder; or

        (c) The receivership, bankruptcy, insolvency or dissolution of Borrower or any Indemnitor or any affiliate thereof, notwithstanding the operation of a stay in connection with any such proceeding or the discharge of any obligations of Borrower or

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any other Indemnitor or affiliate with respect to liability that constitutes
Damages covered by this Environmental Indemnity Agreement; or

        (d) Any sale or refinancing of, or other transactions related to, the Property by Borrower or Northwestern; or

        (e) Any of the Indemnitors transferring or divesting any or all of his, her or its estate, right, title or interest in or to the Property or any interest in any entity.

     5. Any claim for indemnity or defense hereunder shall be made in accordance with this Section 5.

        (a) To assert an indemnity claim under this Environmental Indemnity Agreement, an Indemnified Party shall notify the Indemnitors in writing as soon as reasonably practical under the circumstances stating the facts which entitle an Indemnified Party to make a claim for indemnification.

        (b) If the "Specified Conditions" (as defined below) are and continue to be satisfied, the Indemnitors shall, at their own cost, expense and risk:

            (i) defend all suits, actions, or other legal or administrative proceedings that may be threatened, brought or instituted against an Indemnified Party on account of any matter or matters which the Indemnitors have agreed to defend pursuant to this Environmental Indemnity Agreement;

            (ii) select engineers and other consultants and develop and implement plans for investigation, cleanup, removal, treatment, remediation or monitoring of any Hazardous Substance;

            (iii) pay or satisfy any judgment, decree or settlement that may be rendered against or agreed to by an Indemnified Party in any such suit, action or other legal or administrative proceeding;

            (iv) reimburse such Indemnified Party for any and all reasonable expenses, including, without limitation, investigation, remediation and/or cleanup costs and all legal expenses incurred in connection with any of such suits, actions or other legal or administrative proceedings or in connection with enforcing this Environmental Indemnity Agreement; and

            (v) reimburse such Indemnified Party for any loss occasioned by the diminution in the value of the Property caused by the presence of any Hazardous Substance or the breach of any representation, warranty or obligation of the Indemnitors hereunder.

        (c) If the Specified Conditions are not satisfied, (i) without limiting the other provisions hereof, in the event any claim (whether or not a judicial or

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administrative action is involved) is asserted against any of the Indemnified
Parties with respect to any Environmental Activity or Condition, Northwestern shall have the right to select the engineers, other consultants and attorneys for the defense of the Indemnified Parties, to determine the appropriate legal strategy for such defense and to compromise or settle such claim, all in Northwestern's discretion, and Indemnitors shall be liable to Northwestern in accordance with the terms hereof for all Damages suffered or incurred by Northwestern in this regard, and (ii) as additional assurance for the timely performance of the obligations of Indemnitors hereunder, each Indemnitor hereby assigns to Northwestern, to the extent of the Damages, any rights such Indemnitor may have against any other person or entity (including, without limitation, any present, future, or former owners, tenants, or other occupants or users of the property or any portion thereof) relating to the matters covered by this Environmental Indemnity Agreement.

        (d) Any law firm selected by the Indemnitors to defend an indemnified claim shall be subject to the approval of Northwestern which approval shall not be unreasonably withheld or delayed; provided that, unless such claim is caused solely by any act of an Indemnified Party, upon thirty (30) days' prior written notice, an Indemnified Party may elect to defend, using a law firm selected by such Indemnified Party, any such claim, loss, action, legal or administrative proceeding at the cost and expense of the Indemnitors, if, in the reasonable judgment of such Indemnified Party:

            (i) the defense is not proceeding or being conducted in a satisfactory or timely manner, or

            (ii) there is a conflict of interest between any of the parties to such lawsuit, action, legal or administrative proceeding.

        (e) If an Indemnified Party exercises its right to designate counsel pursuant to the preceding clause, all reasonable costs and expenses thereof shall be paid by the Indemnitors promptly after upon written demand by such an Indemnified Party, with appropriate supporting documentation.

        (f) If the Specified Conditions have been and continue to be satisfied, in the event the Indemnitors shall pay to an Indemnified Party any claim under this Environmental Indemnity Agreement, then the Indemnitors shall be subrogated to any rights of such Indemnified Party relating thereto, and such Indemnified Party will cooperate with the Indemnitors, at the cost and expense of the Indemnitors, in enforcing such rights; provided, that such subrogation shall not be a derogation of any rights of any Indemnified Party under this Environmental Indemnity Agreement, and shall not be construed to limit the obligations of the Indemnitors hereunder.

        (g) "Specified Conditions" means all of the following conditions, which must be satisfied at all times:

        (i) Northwestern has not acquired legal possession and/or title to the

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Property, and

            (ii) No receiver or trustee has been appointed to manage the Property, and

            (iii) There is no default hereunder or (A) with respect to Next Level, under any document evidencing or given in connection with the Loan, or
(B) with respect to Motorola, under the Guarantee of even date herewith, and

            (iv) Indemnitors have provided Northwestern, prior to taking the described action(s) and whenever subsequently requested, with evidence reasonably satisfactory to Northwestern that: (x) if applicable, remediation of all Hazardous Substances was promptly commenced and is being diligently pursued, and (y) if applicable, after remediation of such Hazardous Substances there will be no material violations of Environmental Law with respect to the Property, and
(z) Indemnitors have sufficient financial, technical and other capabilities to handle any potential claim and the settlement thereof.

     6. The liability of Indemnitors shall be joint and several. No action or proceeding brought or instituted under this Environmental Indemnity Agreement and no recovery made as a result thereon shall be a bar or defense to any further action or proceeding under this Environmental Indemnity Agreement.

     7. No Indemnitor may assign its obligations under this Environmental Indemnity Agreement without the prior written consent of Northwestern, which may be withheld in its sole discretion. The covenants, agreements, indemnities, terms and conditions contained in this Environmental Indemnity Agreement shall extend to, and be binding upon, the Indemnitors, their heirs, executors, administrators, successors and permitted assigns, and shall inure to the benefit of, and may be enforced by, Northwestern or any of the other Indemnified Parties and its and their successors and assigns.

     8. Each provision of this Environmental Indemnity Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Environmental Indemnity Agreement shall be prohibited, invalid or ineffective under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Environmental Indemnity Agreement.

     9. Indemnitors shall reimburse Northwestern and the other Indemnified Parties for all reasonable attorneys' fees and expenses incurred in connection with the enforcement of the Indemnified Parties' rights under this Environmental Indemnity Agreement, including those incurred in any case, action, proceeding, claim under the Federal Bankruptcy Code or any successor statute. Any and all amounts not paid by Indemnitors when due hereunder shall bear interest from the date due until the date paid

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at the Default Rate (as defined in that certain Promissory Note of even date herewith executed by Borrower in connection with the Loan).

     10. This Environmental Indemnity Agreement is not intended to be, and shall not be construed to be, a guaranty, but rather is intended to constitute the primary obligation of each Indemnitor. Each Indemnitor is primarily liable for the Damages and other obligations hereunder, and is not intended to be a guarantor or surety or otherwise secondarily liable with respect to matters covered hereby, notwithstanding the fact that the Borrower and/or other Indemnitors may also be signatories hereto or that they or other parties (such as guarantors of the Loan) may have liability under the Loan Documents for environmental losses covered hereby. Without limiting or lessening the primary liability of Indemnitors hereunder, Northwestern may, without notice to Indemnitors,

        (a) grant extensions of time or any other indulgences on the Loan and related obligations;

        (b) take, give up, modify, vary, exchange, renew or abstain from perfecting or taking advantage of any security for the Loan and related obligations; and

        (c) accept or make compositions or other arrangements with Borrower under the Loan Documents, realize on any security, and otherwise deal with Borrower and other parties and security as Northwestern may deem expedient; and each Indemnitor hereby waives any right to require Northwestern:

        (d) to proceed against Borrower or any other party or to proceed against or apply any security it may hold for the Loan or otherwise, before proceeding against one or more of the Indemnitors;

        (e) to require Northwestern to pursue any other remedy for the benefit of Indemnitors.

Northwestern may, at its election, following a default by Motorola, Inc. hereunder or under the Guarantee by Motorola, Inc. of even date herewith ("Guarantee"), foreclose upon any security held by it in one or more judicial or non-judicial sales without affecting or impairing the liability of Indemnitors, whether or not the indebtedness evidenced by the Loan Documents shall have been paid in full. Indemnitors waive all rights or defenses arising out of any election of remedies by Northwestern following a default by Motorola, Inc. hereunder or under the Guarantee, notwithstanding that such election may operate to impair or extinguish any right or remedy of Indemnitors against Borrower or any other security.

     Notwithstanding anything to the contrary in this Environmental Indemnity Agreement or the Guarantee, so long as Motorola, Inc. has not defaulted under this

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Environmental Indemnity Agreement, Northwestern shall not, without the prior written consent of Motorola, Inc., release any material portion of the collateral securing the Loan.

     11. By executing this Environmental Indemnity Agreement, each Indemnitor acknowledges that its liability hereunder shall be joint and several and shall survive the dissolution of any or all of the Borrower or the other Indemnitors, and that any of the Indemnified Parties may recover from any or all of the Indemnitors without first proceeding against the Borrower, any other Indemnitor or any guarantor of the obligations of any of them.

     12. In addition, except to the extent that any obligation hereunder has been fully and completely satisfied by any of the Indemnitors, each Indemnitor hereby waives absolutely and irrevocably any right of subrogation whatsoever to the claims of any Indemnified Party against Borrower or any other Indemnitor and any right of indemnity, reimbursement or contribution from or against Borrower or any other Indemnitor with respect to any amounts paid by an Indemnified Party hereunder. Each Indemnitor further agrees that, to the extent that the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution such Indemnitor may have shall be junior and subordinate to the rights of the Indemnified Parties against any Indemnitor hereunder.

     13. No consent by any Indemnitor shall be required for any assignment or reassignment of the rights of Northwestern hereunder to one or more purchasers of the Loan or the Property or any portion of either in each case in accordance with the terms of the Lien Instrument.

     14. This Environmental Indemnity Agreement shall be governed by and construed in all respects in accordance with the internal laws of the State of California without regard to any conflict of law principles. With respect to any action, lawsuit or other legal proceeding concerning any dispute arising under or related to this Environmental Indemnity Agreement, Indemnitors hereby irrevocably consent to the jurisdiction of the courts located in the State of California and irrevocably waive any right to trial by jury and any defense of improper venue, forum nonconveniens or lack of personal jurisdiction in any such action, lawsuit or other legal proceeding brought in any court located in the State of California. Nothing contained herein shall affect the rights of Northwestern to commence any action, lawsuit or other legal proceeding, or otherwise to proceed, against any Indemnitor in any other jurisdiction.

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     IN WITNESS WHEREOF, the undersigned Indemnitors have executed this
Environmental Indemnity Agreement as of the day and year first above written.

                                        INDEMNITORS

                                        NEXT LEVEL COMMUNICATIONS,
                                        INC., a Delaware corporation

                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                                        Attest:
                                               ---------------------------------
                                        Its:
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                                        MOTOROLA, INC., a Delaware
                                        corporation

                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------


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